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                                                                    EXHIBIT 10.6

                              EMPLOYMENT AGREEMENT


                 Agreement, made as of the 1st day of January 1997, by and between The DII Group, Inc., a Delaware corporation (the "Company"), and Carl
A. Plichta (the "Executive").

                                    RECITALS

         A. The Company desires to continue to employ Executive as Senior Vice President and Senior Vice President of Materials and Information Systems, DOVatron International, Inc.; and

         B. Executive is willing to accept such employment on the terms and conditions set forth in this Agreement.


                 THE PARTIES AGREE as follows:

                 1. Position and Term of Employment. Executive's employment hereunder shall commence as of January 1, 1997 and shall end December 31, 2000, unless terminated sooner pursuant to Section 7 of this Agreement or extended by the mutual agreement of the parties. During the term hereof, Executive shall be employed as Senior Vice President (and Senior Vice President of Materials and Information Systems, DOVatron International, Inc.) of the Company and shall devote his full business time, skill, attention and best efforts in carrying out his duties and promoting the best interests of the Company. Executive shall also serve as a director and/or officer of one or more of the Company's subsidiaries as may be requested from time to time by the Board of Directors. Subject always to the instructions and control of the Board of Directors of the Company, Executive shall report to the Chief Executive Officer of the
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Company and shall be responsible for the duties of Senior Vice President and
Senior Vice President of Materials and Information Systems, DOVatron International, Inc.

                 Executive shall not at any time while employed by the Company or any of its affiliates or for a period of one (1) year following the later of
(i) termination of employment for any reason or (ii) the date on which the last payment is required to be made under Section 2.1(a)(ii) hereof, without the prior consent of the Board of Directors, knowingly acquire any financial interests, directly or indirectly, in or perform any services for or on behalf of any business, person or enterprise which undertakes any business in competition with the business of the Company and its affiliates or sells to or buys from or otherwise transacts business with the Company and its affiliates; provided that Executive may acquire and own not more than five percent (5%) of the outstanding capital stock of any public corporation or mutual fund. Executive shall not at any time while employed by the Company or any of its affiliates or for a period of two (2) years following termination of employment for any reason, directly or indirectly, solicit for employment, employ or enter into any business or contractual relationship with any employee of the Company or any of its affiliates.

                 2.1      Base Salary.     (a) (i) Executive shall be paid an
initial salary at the monthly rate of Thirteen Thousand Five Hundred Eighty-Four Dollars ($13,584), which shall be paid in accordance with the Company's normal payroll practice with respect to salaried employees, subject to applicable payroll taxes and deductions (the "Base Salary"). Executive's Base Salary shall be subject to review and possible change in accordance with the usual practices and policies of the Company. However, Executive's base annual salary shall not be reduced unless such reduction is part of a Company-wide reduction in pay scale and such reduction is proportionate to reductions imposed on the Company's and its subsidiaries'





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employees; however, in no event may Executive's then current Base Salary be reduced by more than 10%.

         (ii) If for any reason other than Executive's voluntary resignation or termination pursuant to Sections 7(a), (b) or (c) hereof, Executive does not continue to be employed by the Company, Executive shall continue to receive an amount equal to his then current Base Salary plus an annual performance bonus equal to the highest annual bonus payment Executive has received in the previous three years for the then remaining balance of the term of this Agreement. In no event shall such payment be less than one year's base salary plus such highest annual bonus. The foregoing amounts shall be paid to Executive over the remaining term of this Agreement or one year (whichever is applicable) in accordance with the Company's payroll and bonus payment policies. Notwithstanding the foregoing, no payments under this subparagraph
(ii) shall be made if the Company makes all payments to Executive required to be made under the Executive's Senior Executive Severance Agreement (the "Severance Agreement") in the event of a Change in Control. For purposes of this Agreement, a Change in Control shall be deemed to have taken place upon the occurrence of any of the following events:

                 (A) any corporation, person, other entity or group (other than the trustee of any qualified retirement plan maintained by the Company) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or

                 (B) during any period of twenty-four consecutive months, individuals who at the beginning of such consecutive twenty-four month period constitute the Board of





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Directors cease for any reason (other than retirement upon reaching normal retirement age, disability or death) to constitute at least a majority thereof, unless the election or the nomination for election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such twenty-four month period; or

                 (C) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; or

                 (D) there shall occur a transaction or series of transactions which the Board of Directors shall determine to have the effect of a Change in Control.

         (b) If Executive resigns voluntarily or ceases to be employed by the Company (or any affiliate) for any reason described in Section 7(a) or (c) of this Agreement, all benefits described in Sections 2 and 4 hereof shall terminate (except to the extent previously earned or vested).

         (c) If Executive's employment shall have been terminated pursuant to Section 7(b), the Company shall pay in equal monthly installments for the then remaining balance of the





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term of this Agreement to Executive (or his beneficiaries or personal representatives, as the case may be) disability benefits at a rate per annum equal to one hundred percent (100%) of his then current Base Salary, plus amounts equal to the highest annual bonus as provided in clause (ii) of Section 2.1(a), less payments and benefits, if any, received under any disability plan or insurance provided by the Company and less any "sick leave" payments received from the Company for the applicable period.

                 2.2 Bonuses. Executive shall be eligible for an annual performance bonus for calendar years beginning after December 31, 1996, in accordance with the Company's Senior Executive Performance Bonus Plan. The Company shall administer such bonus plan on a basis consistent with the past.

                 2.3 Expenses. During the term hereof, the Company shall pay or reimburse Executive in accordance with the Company's normal practices any travel, hotel and other expenses or disbursements reasonably incurred or paid by Executive in connection with the services performed by Executive hereunder, in each case upon presentation by Executive of itemized accounts of such expenditures or such other supporting information as the Company may require.

                 3.1 Stock Options; Performance Shares. Executive shall be eligible for grants of stock options and performance share awards under the Company's 1994 Stock Incentive Plan (the "Plan"), as may hereafter be determined by the Compensation Committee of the Board of Directors of the Company under the Plan.

                 3.2 Forgiveness of Indebtedness. The Company agrees to forgive the outstanding indebtedness of Executive to the Company in the principal amount of $139,392, together with interest accrued and accruing thereon (collectively, the "Aggregate Indebtedness"),





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subject to the following terms.  On the first anniversary of the date hereof,
25% of the Aggregate Indebtedness then outstanding shall be forgiven; on the second anniversary of the date hereof, 33-1/3% of the Aggregate Indebtedness then outstanding shall be forgiven; on the third anniversary of the date hereof, 50% of the Aggregate Indebtedness then outstanding shall be forgiven; and any remaining Aggregate Indebtedness shall be forgiven on the fourth anniversary of the date hereof. In addition, the Company shall make certain payments on an After-Tax Basis to Executive on each of the first, second, third and fourth anniversary dates equal to Executive's actual federal, state and local tax liability resulting from the forgiveness of the Aggregate Indebtedness on any such date. Further, in the event that Executive's employment is terminated as a result of death, disability, or for any reason other than Executive's voluntary resignation or termination pursuant to Section 7(c), the amount of the Aggregate Indebtedness then outstanding shall be forgiven in full and the Company shall make additional payments on an After-Tax Basis to Executive equal to Executive's actual federal, state and local tax liability resulting from the forgiveness of the Aggregate Indebtedness. Further, if at any time during the term of employment there is a Change in Control, the amount of the Aggregate Indebtedness then outstanding shall be forgiven in full effective immediately upon the Change in Control and the Company shall immediately make additional payments on an After-Tax Basis to Executive equal to Executive's actual federal, state and local tax liability resulting from the forgiveness of the Aggregate Indebtedness. For purposes of this Section 3.2, After-Tax Basis shall mean with respect to any payment to be received or deemed to be received by Executive, the amount of such payment (the "Base Payment") supplemented by a further payment (the "Additional Payment") to Executive so that the sum of the Base Payment plus the Additional Payment shall, after deducting all taxes imposed on such Executive as a result of the receipt or accrual of the Base





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Payment and such Additional Payment, be equal to the Base Payment.  If at any time during the term of employment, Executive voluntarily resigns or is terminated pursuant to Section 7(c), Executive shall forfeit any benefits not yet then realized under this Section 3.2. For example, if Executive voluntarily resigns in December 1998, Executive shall not realize any of the forgiveness which would have occurred on January 1, 1999.

                 3.3 Effect of Termination of Employment; Change in Control. (a) Notwithstanding the provisions of Executive's options, if Executive shall resign voluntarily or cease to be employed by the Company (or an affiliate) other than as a result of death or disability, Executive shall be entitled to exercise such options to the extent such options could otherwise have been exercised immediately prior to the time of termination at any time up to and including 90 days after the date of termination, but not beyond the expiration date of an option. This provision is not intended to limit any other rights that Executive may have with respect to the vesting or exercise of options.

                          (b)     If Executive shall die or become disabled,
all options and performance shares which have not vested will accelerate and vest immediately, and, in the event of Executive's death, all option rights will transfer to Executive's representative. All then unexercised options will be cancelled one year after Executive dies or becomes disabled.

                          (c)     If there is a Change in Control, all options
and performance shares which have not vested will accelerate and vest immediately.

                 4. Other Benefits. Executive shall be entitled to (i) participate in medical, dental, hospitalization, disability and life insurance benefit plans made available by the Company to its senior executives and shall also be eligible to participate in existing retirement or pension plans offered by the Company to its senior executives, subject in each case to the terms and





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requirements of each such plan or program, (ii) reimbursement for country club dues at one country club, (iii) reimbursement for automobile lease payments up to $700 per month and non-routine maintenance costs, and (iv) an annual financial and tax-planning allowance up to 1% of base salary.

                 5. Confidential Information. Except as specifically permitted by this Section 5, and except as required in the course of his employment with the Company, while in the employ of the Company or thereafter, Executive will not communicate or divulge to or use for the benefit of himself or any other person, firm, association, or corporation without the prior written consent of the Company, any Confidential Information (as defined herein) owned, or used by the Company or any of its affiliates that may be communicated to, acquired by or learned of by Executive in the course of, or as a result of, Executive's employment with the Company or any of its affiliates. All Confidential Information relating to the business of the Company or any of its affiliates which Executive shall use or prepare or come into contact with shall become and remain the sole property of the Company or its affiliates.

                 "Confidential Information" means information not generally known about the Company and its affiliates, services and products, whether written or not, including information relating to research, development, purchasing, marketing plans, computer software or programs, any copyrightable material, trade secrets and proprietary information, including, but not limited to, customer lists.

                 Executive may disclose Confidential Information to the extent it (i) becomes part of the public domain otherwise than as a result of Executive's breach hereof or (ii) is required to be disclosed by law. If Executive is required by applicable law or regulation or by legal process





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to disclose any Confidential Information, Executive will provide the Company with prompt notice thereof so as to enable the Company to seek an appropriate protective order.

                 Upon request by the Company, Executive agrees to deliver to the Company at the termination of Executive's employment, or at such other times as the Company may request, all memoranda, notes, plans, records, reports and other documents (and all copies thereof) containing Confidential Information that Executive may then possess or have under his control.

                 6. Assignment of Patents and Copyrights. Executive shall assign to the Company all inventions and improvements within the existing or contemplated scope of the Company's business made by Executive while in the Company's employ, together with any such patents or copyrights as may be obtained thereon, both domestic and foreign. Upon request by the Company and at the Company's expense, Executive will at any time during his employment with the Company and after termination regardless of the reason therefor, execute all proper papers for use in applying for, obtaining and maintaining such domestic and foreign patents and/or copyrights as the Company may desire, and will execute and deliver all proper assignments therefor.

                 7.       Termination.

                          (a)     This Agreement shall terminate upon
Executive's death.

                          (b)     The Company may terminate Executive's
employment hereunder upon fifteen (15) days' written notice if in the opinion of the Board of Directors, Executive's physical or mental disability has continued or is expected to continue for one hundred and eighty (180) consecutive days and as a result thereof, Executive will be unable to continue the proper performance of his duties hereunder. For the purpose of determining disability, Executive agrees to submit to such reasonable physical and mental examinations, if any, as the Board of Directors





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may request and hereby authorizes the examining person to disclose his findings to the Board of Directors of the Company.

                          (c)     The Company may terminate Executive's
employment hereunder "for cause" (as hereinafter defined). If Executive's employment is terminated for cause, Executive's salary and all other rights not then vested under this Agreement shall terminate upon written notice of termination being given to Executive. As used herein, the term "for cause" means the occurrence of any of the following:

                                  (i)      Executive having willfully and
                 continually failed to perform substantially his duties with the Company (other than such failure resulting from incapacity due to physical or mental illness, death or disability) after a written demand for substantial performance has been delivered to the Executive by the Board or the President of the Company which specifically identifies the manner in which the Executive is not substantially performing his duties; or
                 (ii) Executive having willfully engaged in conduct which is materially demonstrably injurious to the Company. For purposes of this section, no act, or failure to act, on the part of the Executive shall be considered "willful" unless done, or omitted to be done, by the Executive in bad faith and without reasonable belief that such action or omission was in, or not opposed to, the best interests of the Company. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel to the Company shall be conclusively presumed to be done or omitted to be done by the Executive in good faith and in the best interests of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for cause unless and until there shall have been delivered to the Executive a copy of a written resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting called and held for that purpose after reasonable notice to and opportunity for the Executive and the executive's counsel to be heard by the Board, finding that in the good faith opinion of the Board the Executive was guilty of the conduct set forth above in (i) or (ii) and specifying the particulars thereof in detail.

                 8. Additional Remedies. Executive recognizes that irreparable injury will result to the Company and to its business and properties in the event of any breach by Executive of the non-compete or non-solicitation provisions of Section 1, the confidentiality provisions of





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Section 5 or the assignment provisions of Section 6 and that Executive's continued employment is predicated on the covenants made by him pursuant to such Sections. In the event of any breach by Executive of his obligations under said provisions, the Company shall be entitled, in addition to any other remedies and damages available, to injunctive relief to restrain any such breach by Executive or by any person or persons acting for or with Executive in any capacity whatsoever and other equitable relief.

                 9. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company and their respective legal representatives, successors and assigns. Neither this Agreement nor any of the duties or obligations hereunder shall be assignable by Executive.

                 10. Governing Law; Jurisdiction. This Agreement shall be interpreted and construed in accordance with the laws of the State of Colorado. Each of the Company and Executive consents to the jurisdiction of any state or federal court sitting in Colorado, in any action or proceeding arising out of or relating to this Agreement.

                 11. Headings. The paragraph headings used in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any purpose or in any way affect the interpretation of this Agreement.

                 12. Severability. If any provision, paragraph or subparagraph of this Agreement is adjudged by any court to be void or unenforceable in whole or in part, this adjudication shall not affect the validity of the remainder of this Agreement. In addition, to the extent possible, a like valid term which meets the objective of the void or unenforceable term shall be substituted for any such void or unenforceable term.





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                 13.      Complete Agreement.  This document embodies the
complete agreement and understanding among the parties, written or oral, which may have related to the subject matter hereof in any way and shall not be amended orally, but only by the mutual agreement of the parties hereto in writing, specifically referencing this Agreement.

                 14.      Counterparts.    This Agreement may be executed in
one or more separate counterparts, all of which taken together shall constitute one and the same Agreement.

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



                                        THE DII GROUP, INC.



                                        By:
                                            ------------------------------------

                                        Title:
                                               ---------------------------------




                                        ------------------------------------
                                        CARL A. PLICHTA





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